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                                                                    EXHIBIT 24


                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration
Statements (Forms S-8 Nos. 33-18250, 33-56214, 33-57472 and 33-50499 and Forms
S-3 Nos. 33-56376, 33-56378 and 33-52023) pertaining to the Fruit of the Loom, Inc. 1987 Stock Option Plan, the Richard C. Lappin Stock Option Plan, the 1992 Executive Stock Option Plan, the Fruit of the Loom, Inc. Directors' Stock Option Plan, the registration of 800,000 shares of Class A Common Stock, 1,550,391 shares of Class A Common Stock and 1,800,000 shares of Class A Common Stock and in the related Prospectuses of our report dated February 14, 1995 with respect to the consolidated financial statements of Fruit of the Loom, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1994.






                                                ERNST & YOUNG LLP

Chicago, Illinois
March 24, 1995